Exhibit 21.1




                      SUBSIDIARIES OF CHEVRON CORPORATION*
                             At December 31, 1997
                      ------------------------------------

    Name of Subsidiary                             State or Country
   (Reported by Principal Area of Operation)       in Which
                                                   Organized
    ----------------------------------------       ----------------

  United States
  -------------

   Chevron U.S.A. Inc.                             Pennsylvania
    Principal Divisions:
      Chevron U.S.A. Production Company
      Chevron Products Company
   Chevron Capital U.S.A. Inc.                     Delaware
   Chevron Chemical Company                        Delaware
   Chevron Oil Finance Company                     Delaware
   Chevron Pipe Line Company                       Delaware
   Huntington Beach Company                        California
   The Pittsburg & Midway Coal Mining Co.          Missouri

  International
  -------------

   Bermaco Insurance Company Limited               Bermuda
   Cabinda Gulf Oil Company Limited                Bermuda
   Chevron Asiatic Limited                         Delaware
   Chevron Canada Limited                          Canada
   Chevron Canada Enterprises Limited              Canada
   Chevron Canada Resources                        Canada
   Chevron International Limited                   Liberia
   Chevron International Oil Company, Inc.         Delaware
   Chevron Niugini Pty. Limited                    Papua New Guinea
   Chevron Overseas Petroleum Inc.                 Delaware
   Chevron Standard Limited                        Delaware
   Chevron U.K. Limited                            United Kingdom
   Chevron Transport Corporation                   Liberia
   Chevron Nigeria Limited                         Nigeria
   Insco Limited                                   Bermuda


 * All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron
   Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 1997.



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